Exhibit 10.9

MOBILEYE GLOBAL INC.
2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.              Terms of Restricted Stock Unit. This Restricted Stock Unit Agreement, including any appendix attached hereto (this Restricted Stock Unit Agreement and such appendix, together, this “Agreement”), the Restricted Stock Unit Notice of Grant delivered online by logging into the E*TRADE Financial Corporation website (the “Notice of Grant”) and the Mobileye Global Inc. 2022 Equity Incentive Plan (the “2022 Plan”), as such may be amended from time to time, constitute the entire understanding between you and Mobileye Global Inc. (the “Corporation”) regarding the Restricted Stock Units (“RSUs”) identified in your Notice of Grant. The RSUs granted to you are effective as of the grant date set forth in the Notice of Grant (the “Grant Date”). If there is any conflict between the terms in this Agreement and the 2022 Plan, the terms of the 2022 Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Notice of Grant but defined in the 2022 Plan will have the same definitions as in the 2022 Plan.

2.              Acceptance. If you are instructed by the administrators of the 2022 Plan to accept this Agreement and you fail to do so in the manner specified by the administrators within the earlier of (i) the first vest date or (ii) 180 days following the Grant Date, the RSUs identified in your Notice of Grant will be cancelled, except as otherwise determined by the Corporation in its sole discretion.

3.              Vesting of RSUs. Provided that you remain continuously employed by, or continuously provide services to, the Corporation or a Subsidiary from the Grant Date specified in the Notice of Grant through each vesting date specified in the Notice of Grant, the RSUs allocated to each vesting date will vest and be converted into the right to receive the number of shares of the Corporation’s Common Stock, $0.01 par value (the “Common Stock”), except as otherwise provided in this Agreement. In the event a vesting date for any RSUs falls on a weekend or any other day on which the applicable stock exchange or national market system upon which the Common Stock is traded (“Exchange”) is not open, such RSUs will vest on the vesting date specified in the Notice of Grant, but the Market Value (as defined in the 2022 Plan) of such vested RSUs, including for purposes of tax withholding and reporting, will be determined as of the next following Exchange trading day; provided, however, that if you are designated by the Board of Directors to be an “officer” as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (a “Section 16 Officer”), the foregoing shall not apply, and your affected RSUs’ will vest on the next following Exchange trading day and the Market Value of such vested RSUs will be determined as of the date the RSUs vested. The number of shares of Common Stock into which RSUs convert as specified in the Notice of Grant will be adjusted for stock splits and similar matters as specified in and pursuant to the 2022 Plan.

RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement. If your status as an employee, Consultant or Outside Director terminates for any reason except death or Disablement (defined below), prior to the vesting dates set forth in your Notice of Grant, your unvested RSUs will be cancelled.

4.              Conversion into Common Stock. Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the RSUs, provided that you have satisfied your tax withholding obligations as specified under Section 9 of this Agreement and you have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation. In no event will the Corporation be obligated to issue a fractional share.

Notwithstanding the foregoing, (i) the Corporation will not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a RSU or the delivery of shares hereunder would violate any laws of the United States or your country of residence and/or employment and/or may issue shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Corporation such time as it determines appropriate to address tax withholding and other administrative matters.

5.              Suspension or Termination of RSU for Misconduct. If at any time the Committee of the Board of Directors of the Corporation established pursuant to the 2022 Plan (the “Committee”), including any Subcommittee or “Authorized Officer” (as defined in Section 8(b)(vi) of the 2022 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in Section 8(b)(vi) of the 2022 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your RSUs may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all RSUs not vested as of the date the Corporation was notified that you may have committed an act of misconduct will be cancelled and neither you nor any beneficiary will be entitled to any claim with respect to the RSUs whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing will be final, conclusive, and binding on all interested parties.

6.              Termination of Employment/Service. Except as expressly provided otherwise in this Agreement, if your employment by, or service with, the Corporation or any Subsidiary terminates for any reason, whether voluntarily or involuntarily, other than on account of death or Disablement (defined below), all RSUs not then vested will be cancelled on the date of such termination, regardless of whether such termination is as a result of a divestiture or otherwise. For purposes of this Section 6, your employment or service with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party will be considered employment or service for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are specifically designated as an employee, Consultant or Outside Director of a Subsidiary for purposes of this provision.

For purposes of this provision, your employment or service is not deemed terminated if, prior to 60 days after the date of termination from the Corporation or a Subsidiary, you are rehired by the Corporation or a Subsidiary on a basis that would make you eligible for future RSU grants by the Corporation. In addition, your transfer from the Corporation to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to the Corporation is not deemed a termination of employment or service.

7.              Death. Except as expressly provided otherwise in this Agreement, if you die while employed by, or providing services to, the Corporation or any Subsidiary, your RSUs will become 100% vested.

8.              Disablement. Except as expressly provided otherwise in this Agreement, if your employment or service terminates as a result of Disablement, your RSUs will become 100% vested upon the later of the date of your termination due to your Disablement or the date of determination of your Disablement. “Disablement” will mean a physical condition arising from an illness or injury, which renders you incapable of performing work in your regular occupation, as determined by the Corporation. Your regular occupation is the occupation you routinely perform at the time your Disablement began.

9.              Tax Withholding.

(a)               To the extent RSUs are subject to tax withholding obligations, the taxable amount generally will be based on the Market Value on the date of the taxable event. RSUs are taxable in accordance with the existing or future tax laws of the country or countries in which you are subject to tax such as the country or countries in which you reside and/or are employed on the Grant Date, vest dates, or during the vesting period. Your RSUs may be taxable in more than one country, based on your country of citizenship and/or the countries in which you resided or were employed on the Grant Date, vest date or during the vesting or other relevant period.

(b)               You will make arrangements satisfactory to the Corporation (or the Subsidiary that employs you, if your Subsidiary is involved in the administration of the 2022 Plan) for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of granting or vesting of RSUs or sale of Common Stock shares from vested RSUs (whichever is applicable).

(c)               The Corporation will not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.

(d)               Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Corporation determines has a Market Value sufficient to meet the maximum tax withholding obligations in all relevant jurisdictions, reduced by the amount of any withholding obligation you have already satisfied by cash payment to the Corporation. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize E*TRADE Financial Corporate Services, Inc. and E*TRADE Securities LLC (“E*Trade”), or any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation for remittance to the appropriate tax authorities. The shares may be sold as part of a block trade with other Participants in which all Participants receive an average price.

(e)               You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs, regardless of any action the Corporation takes or any transaction pursuant to this Section 9 with respect to any tax withholding obligations that arise in connection with the RSUs. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock underlying the RSUs that vest. The Corporation does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.

10.            Rights as Stockholder. Your RSUs may not be otherwise sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or as permitted by Rule 701 of the Securities Act of 1933. Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs other than as permitted above, will be void and unenforceable against the Corporation.

You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. RSUs will not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your RSUs. RSUs will remain terminable pursuant to this Agreement at all times until they vest and convert into shares. As a condition to having the right to receive shares of Common Stock pursuant to your RSUs, you acknowledge that unvested RSUs will have no value for purposes of any aspect of your employment or service relationship with the Corporation or a Subsidiary.

11.            Disputes. Any question concerning the interpretation of this Agreement, your Notice of Grant, the RSUs or the 2022 Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Notice of Grant, the RSUs or the 2022 Plan will be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee will be final and binding unless determined pursuant to Section 14(f) to have been arbitrary and capricious.

12.            Amendments. The 2022 Plan and RSUs may be amended or altered by the Committee or the Board of Directors of the Corporation to the extent provided in the 2022 Plan.

13.            Data Privacy. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document and any other RSU grant materials (“Data”) by and among, as applicable, the Corporation, the Subsidiary that employs you or you provide services for (the “Employer”) and any other Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the 2022 Plan.

You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, administering and managing the 2022 Plan. You hereby understand that Data will be transferred to E*Trade and any other third parties assisting in the implementation, administration and management of the 2022 Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Corporation, E*Trade and any other possible recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing your participation in the 2022 Plan, including any requisite transfer of such Data as may be required to another broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2022 Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.

Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Corporation would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you hereby understand that refusing or withdrawing your consent may affect your ability to participate in the 2022 Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.

Finally, upon request of the Corporation or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Corporation and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the 2022 Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the 2022 Plan if you fail to provide any such consent or agreement requested by the Corporation and/or the Employer.

14.            The 2022 Plan and Other Terms.

(a)               Any prior agreements, commitments or negotiations concerning the RSUs are superseded by this Agreement and your Notice of Grant. You hereby acknowledge that a copy of the 2022 Plan has been made available to you.

(b)               The grant of RSUs to an employee, Consultant or Outside Director in any one year, or at any time, does not obligate the Corporation or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Subsidiary might make a grant in any future year or in any given amount.

(c)               In connection with an initial offering of the Corporation’s Shares pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission and upon request of the Corporation or the underwriters managing such offering of the Corporation’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation however or whenever acquired (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Corporation or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Corporation’s initial public offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs, or prior to the expiration of the restricted period the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

(d)               Notwithstanding any other provision of this Agreement, if any changes in law or the financial or tax accounting rules applicable to the RSUs covered by this Agreement will occur, the Corporation may, in its sole discretion, (i) modify this Agreement to impose such restrictions or procedures with respect to the RSUs (whether vested or unvested), the shares issued or issuable pursuant to the RSUs and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (ii) cancel and cause a forfeiture with respect to any unvested RSUs at the time of such determination.

(e)               Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.

(f)                Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock, an essential term of this Agreement is that it will be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the RSUs granted hereunder will be brought in the state or federal courts of competent jurisdiction in the State of California.

(g)               Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, your RSUs are subject to reduction by the Corporation if you change your employment classification from a full-time employee to a part-time employee, or from a full-time employee to a Consultant or Outside Director.

(h)               RSUs are not part of your employment or service contract (if any) with the Corporation or any Subsidiary, your salary or fees, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

(i)                 In consideration of the grant of RSUs, no claim or entitlement to compensation or damages will arise from termination of your RSUs or diminution in value of the RSUs or Common Stock acquired through vested RSUs resulting from termination of your active employment by the Corporation (for any reason whatsoever and whether or not in breach of local labor laws) and you hereby release the Corporation from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you will be deemed irrevocably to have waived your entitlement to pursue such claim.

(j)                 Notwithstanding any terms or conditions of the 2022 Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive the RSUs and vest in RSUs under the 2022 Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to sell shares of Common Stock that converted from vested RSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

(k)               Notwithstanding any provision of this Agreement, the Notice of Grant or the 2022 Plan to the contrary, if, at the time of your termination of employment with the Corporation, you are a “specified employee” as defined in Section 409A of the Internal Revenue Code (“Code”), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs until the earliest of (A) the date which is six (6) months after your “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code). Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. The RSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Corporation does not guarantee you any particular tax treatment of the RSUs. In addition, if any provision of the RSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on you by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(l)                 Copies of the Corporation’s Annual Report to Stockholders for its latest fiscal year and the Corporation’s latest quarterly report are available, without charge, at the Corporation’s business office.

(m)             The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding your participation in the 2022 Plan, or his or her acquisition or sale of the underlying shares of Common Stock. You understand and agree that you are advised to consult with your own personal tax, legal and financial advisors regarding your participation in the 2022 Plan before taking any action related to the 2022 Plan.

(n)               In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

(o)               You acknowledge that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this agreement, or of any subsequent breach of this Agreement.

15.            Appendix. The RSUs and the shares of Common Stock acquired under the 2022 Plan shall be subject to any special terms and conditions for your country set forth in the Appendix to this Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent that the Corporation determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

16.            Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the RSUs and on any shares of Common Stock acquired upon vesting of the RSUs, to the extent that the Committee determines it is necessary for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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By acknowledging this grant of an award or your acceptance of this Agreement in the manner specified by the administrator, you and Mobileye Global Inc. agree that the RSUs identified in your Notice of Grant are governed by the terms of this Agreement, the Notice of Grant and the 2022 Plan. You further acknowledge that you have read and understood the terms of the RSUs set forth in this Agreement, the Grant Notice and the 2022 Plan.